SF Partnership


                                                           Chartered Accountants






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Cdoor Corp.

         We hereby consent to the incorporation by reference, in this Registration Statement of Form SB-2/A of CDoor Corp., of our report dated August 15, 2005 relating to the financial statements of Cdoor, Corp., for the period from November 18, 2004 (Inception) through December 31, 2004, and to the reference to us under the heading "Experts" in the Form SB-2/A.






                                                     /s/ SF Partnership, LLP


Toronto, Canada                                      CHARTERED ACCOUNTANTS
February 2, 2006